                                                                   EXHIBIT 10.10


                       CONFIDENTIAL TREATMENT REQUESTED
 [*] Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.


                            DISTRIBUTION AGREEMENT
                            ----------------------

THIS AGREEMENT (the "Agreement") is made and entered into as of November 11, 1992 by and between INGRAM MICRO INC., a California corporation (hereinafter "Ingram") and SONIC SYSTEMS, INC., a California corporation (hereinafter "Vendor").

                                   RECITALS

Vendor manufactures, produces, and/or supplies microcomputer products and desires to grant to Ingram the right to sell and distribute the products, as hereinafter defined, upon the terms and conditions set forth below. Ingram is engaged in the sale and distribution of microcomputer products and desires to have the right to sell and distribute Vendor's products upon said terms and conditions. In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

                                 1.  RECITALS.

1.1  The recitals stated above are incorporated herein by reference.

                       2.  GRANT OF DISTRIBUTION RIGHTS.

2.1 Vendor hereby grants to Ingram, and Ingram accepts, the non-exclusive right to distribute all computer products produced and/or offered by Vendor during the term of this Agreement, including those products listed on Exhibit A attached hereto and made a part hereof (hereinafter all products to be distributed shall be referred to as the "Product" or "Products").

2.2 Vendor agrees to make available and to sell to Ingram such Product as Ingram shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

2.3 Vendor may appoint other distributors to distribute its products. Ingram shall have the right to obtain and/or retain the rights to distribute any other products, including products which may compete with the Products.

                                   3.  TERM.

3.1 The term of this Agreement shall be for a period of one (1) year, beginning on the date first above written. Thereafter, this Agreement shall be renewed for successive one (1) year terms without further notice, unless terminated sooner as provided under the provisions of this Agreement.

3.2 Either party may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice to the other party.

                          4.  OBLIGATIONS OF VENDOR.

4.1 Vendor shall use its best efforts to ship the Product within five (5) days after receipt of Ingram's order for the Product, unless otherwise directed by Ingram.

4.2 At no charge to Ingram, Vendor shall support the Product and any efforts to sell the Product by Ingram, and provide sales literature, advertising materials and reasonable training and support in the sale and use of the Product to Ingram's employees and customers, if requested by Ingram.

4.3 Vendor shall notify Ingram at least thirty (30) days prior to the date any new Product is to be introduced and shall make such Product available for distribution by Ingram not later than the date it is first introduced in the marketplace.

4.4 Vendor agrees to maintain sufficient Product inventory to permit it to fill Ingram's orders as required herein. If a shortage of any Product in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days.

4.5 For each Product shipment to Ingram, Vendor shall issue to Ingram an invoice showing Ingram's order number and the Product part number, description, price and any discount. At least monthly, Vendor shall provide Ingram with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, if any.

                          5.  OBLIGATIONS OF INGRAM.

5.1 Ingram will list the Product in one or more of its catalogs and make the Product available to its customers.

5.2 Ingram will advertise and/or promote the Products in a commercially reasonable manner and will transmit Product information and promotional materials to its customers, as reasonably necessary.

5.3 As reasonably necessary, Ingram will make its facilities available for, and will assist Vendor in providing, Product training and support required under
Section 4.2 hereof.

5.4 Ingram will provide Product technical assistance to its customers as it is reasonably able to do so, and will refer all other technical matters directly to Vendor.

5.5 Ingram will handle its customer's Product returns and batch them for return to Vendor at regular intervals.

                             6.  PRICE AND TERMS.

6.1 The price and applicable discount, if any, for the Product shall be as set forth in Exhibit A. Ingram shall not be bound by any pricing suggested by Vendor.

6.2 Vendor shall have the right to change the list price of any Product upon giving thirty (30) days' prior written notice to Ingram. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price.

6.3 In the event that Vendor shall reduce the price of any Product or offer the Product at a lower price to any other party, Vendor shall promptly credit Ingram for the difference between the invoice price charged to Ingram and the reduced price for each unit of Product held in inventory by Ingram on the date the reduced price is first offered.

6.4 Terms of payment for any order shall be net thirty (30) days; except for Ingram's initial order for any Product, for which payment shall be due forty-five (45) days from receipt of the applicable invoice by Ingram. For the purposes of earning a discount, payment is deemed to be made on the postmark date of Ingram's transmittal.

6.5 Notwithstanding any other provision in this Agreement to the contrary, Ingram shall not be deemed in default under this Agreement if it withholds any payment to Vendor because of a legitimate dispute between the parties.

                                 7.  SHIPPING.

7.1 Vendor shall ship Product only pursuant to Ingram purchase orders received by Vendor. Product shall be shipped F.O.B. Ingram's Fremont, California consolidation warehouse, with risk of loss or damage to pass to Ingram upon delivery by Vendor to that warehouse.

                         8.  COOPERATIVE ADVERTISING.

8.1 Ingram may advertise and promote the Product in a commercially reasonable manner and may use Vendor's trademarks, service marks and trade names in connection therewith; provided that Ingram shall submit the advertisement or promotion to Vendor for review and approval prior to initial release, which approval shall not be unreasonably withheld or delayed.

8.2 Vendor agrees to cooperate with Ingram in advertising and promoting the Product and hereby grants Ingram a cooperative advertising allowance of up to three percent (3%) of invoice amounts for Product purchased by Ingram from Vendor to the extent that Ingram or customer/dealers use the allowance for any advertising which features Product. Upon receipt of reasonable evidence of advertising expenditures, Vendor agrees to credit the amount of any such expenditures against future purchases by Ingram.

8.3 Vendor agrees to participate in the "Go With Ingram Micro" marketing program currently in effect, subject to the terms and conditions set forth on Exhibit B attached hereto and made a part hereof.

                           9.  DEMONSTRATION UNITS.

9.1 At the request of Ingram, Vendor shall consign to Ingram a reasonable number of demonstration units of the Product to aid Ingram and its sales staff in the support and promotion of the Product. All units consigned will be returned to Vendor in good condition, reasonable wear and tear expected, when requested by Vendor at any time eleven (11) months after delivery to Ingram.

                             10.  STOCK BALANCING.

10.1 At any time during the term of this Agreement, Ingram may return Products which are in their original packaging to Sonic for full credit of the Products' purchase price, less any discounts or credits previously received. All Product returns must be accompanied by a valid Return Merchandise Authorization (RMA) number issued by Sonic prior to the return. All Freight charges for returned Products will be paid by Ingram. Any Products returned to Sonic by Ingram will be subject to a [*] restocking fee. The restocking fee shall be waived if a new Purchase Order is issued by Ingram which offsets dollar for dollar the amount of credit associated with the returned Product.

10.2 Ingram may return any Product in its inventory to Vendor for credit against outstanding invoices for cash refund if there are no invoices then outstanding, within sixty (60) days following (a) the expiration or earlier termination of this Agreement, or (b) Vendor's notice to Ingram that it is discontinuing production of the Product or any version thereof. Any credit or refund due Ingram for returned Product shall be equal to the purchase price of the Product, less any discounts or credits previously received.

                           11.  PRODUCT WARRANTIES.

11.1 Vendor warrants that the Products will be free from defects in design, materials and workmanship for a period of one (1) year from the date of purchase by an end user. Vendor warrants that the Products are merchantable and fit for their intended use, and that the Products will perform in conformance with the specifications and documentation provided with the Products. Vendor agrees that such warranties are made for the benefit of Ingram, its customers and dealers, and the Product end user.

11.2 Ingram may return Product found to be defective for immediate credit of the amount of the Product's purchase price plus all freight charges incurred by Ingram in returning the Product.

11.3 In the event Vendor recalls any or all of the Products due to defects, revisions, or upgrades, Ingram shall provide reasonable assistance in such recall; provided that, Vendor shall pay all of Ingram's expenses in connection with such recall, including handling charges per unit of Product of not less than [*] of the Product's list price.

                                12.  INDEMNITY.

12.1 Vendor shall defend, indemnify, and hold harmless Ingram from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Ingram shall be in addition to the warranty obligations of Vendor.

12.2 Vendor shall indemnify and hold Ingram harmless from and against all damages and costs incurred by Ingram arising from the infringement of any patents, copyrights, or trademarks in the manufacture or marketing of the Products; provided that, Ingram promptly notifies Vendor of the charge of infringement or legal proceeding. If there is a claim made or threatened, Vendor may, at its expense and option, either procure the right to continue using any part of Product, replace same with a non-infringing Product, or modify Product such that it is non-infringing; provided that, if within ninety (90) days after a claim has been made, Vendor has not procured such right, replaced the Product, or modified the Product so that it does not infringe, Ingram may return the Product to Vendor for a full credit against future purchases or for a cash refund, at Ingram's option.

                            13.  PRODUCT MARKINGS.

13.1 Vendor shall clearly mark on the packaging of each unit Product the Product's name and computer compatibility. Such packaging shall also bear a machine-readable bar code identifier scannable in standard ABCD format which identifies the Product and its serial number.

                     14.  REPRESENTATIONS AND WARRANTIES.

Vendor warrants and represents that:

14.1 The Products or their use do not infringe upon any patents, copyrights, or trademarks of others, and that there are not any suits or proceedings pending or threatened which allege that any Product or the use thereof infringes upon such patents, copyrights, or trademarks;

14.2 The Product prices offered herein are the best prices available to any distributor to whom Vendor sells, and that in the future all prices for Product made available to Ingram shall be the best prices available to any distributor of the Products;

14.3 Sales to Ingram of the Products at the listed prices and/or discounts do not in any way constitute violations of federal, state, or local laws, ordinances, rules or regulations, including any antitrust laws or trade regulations.

                                15.  DEFAULTS.

15.1 For purposes of this Agreement, a party shall be in default if (a) it materially breaches a term of this Agreement and such breach continues for a period of ten (10) days after it has been notified of the breach, or (b) it shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, or shall avail itself of or become subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

15.2 Upon the occurrence of an event of default as described in Section 15.1, the party not in default may immediately terminate this Agreement by giving written notice to the party in default.

15.3 The rights and remedies provided to the parties in this Section 15 shall not be exclusive and are in addition to any other rights and remedies provided by this Agreement or by law or in equity.

                                16.  INSURANCE.

16.1  This Section intentionally left blank.

                            17.  OTHER PROVISIONS.

17.1  CONSTRUCTION.  This Agreement shall be construed and enforced in
      -------------
accordance with the laws of the State of California.

17.2  NOTICES.  All notices, requests, demands and other communications called
      --------
for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered or two (2) days after mailing by U.S. certified or registered first-class mail, prepaid, and addressed to the parties at the addresses set forth at the end of this Agreement or at such other addresses as the parties may designate by written notice.

17.3  ATTORNEY'S FEES.  In the event suit is commended to enforce this Agreement
      ----------------
or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection herewith.

17.4   COUNTERPARTS. This Agreement may be executed in one or more counterparts,
       -------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; however, this Agreement shall be of no force or effect until executed by both parties.

17.5   CONFIDENTIAL INFORMATION.  Neither party shall disclose to the other any
       -------------------------
information regarded as confidential information by the disclosing party or any third party. Any confidential disclosures shall be exclusively governed by a separate agreement.

17.6   NO IMPLIED WAIVERS.  The failure of either party at any time to require
       -------------------
performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed, or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof.

17.7   CAPTIONS AND SECTION HEADINGS.  Captions and section headings used herein
       ------------------------------
are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

17.8   COVENANT OF FURTHER COOPERATION.  Each of the parties agrees to execute
       --------------------------------
and deliver such further documents and to cooperate in such manner as may be necessary to implement and give effect to the agreements contained herein.

17.9   BINDING ON HEIRS AND SUCCESSORS. This Agreement shall be binding upon and
       --------------------------------
shall inure to the benefit of each party, its successors and assigns.

17.10  SEVERABILITY.  A judicial determination that any provision of this
       -------------
Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found not to be invalid.

17.11  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
       -----------------
between the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are hereby expressly canceled and terminated. The terms of this Agreement shall supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by authorized representatives of both parties hereto.

17.12  PARTIES EXECUTING. The parties executing this Agreement warrant that they
       ------------------
have the requisite authority to do so.

       IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.


"Ingram"                                "Vendor"

Ingram Micro Inc.                       Sonic Systems, Inc.
1600 E. St. Andrew Place                333 W. El Camino Real #280
Santa Ana, California 92705             Sunnyvale, California 94087



By: /s/ Sanat K Dutta                   By: /s/ Sreekanth Ravi
   -----------------------------           ---------------------------------

     Sanat K. Dutta                     Name:    Sreekanth Ravi
                                             -------------------------------
     Senior Vice President                         (print or type)
     Operations                         Title:*  President
                                               -----------------------------

Date:     11-12-92                      Date:         11/17/92
     ---------------------------             -------------------------------

     *AGREEMENT MUST BE SIGNED BY PRESIDENT OR BY A DULY AUTHORIZED VICE PRESIDENT OR PARTNER.

                                   EXHIBIT A
                                   ---------

                              PRODUCT PRICE LIST
                              ------------------


The prices for the Products offered under this Agreement shall be (check one):


  X       As shown on Vendor's price list dated November 1, 1992.
-----

_____     As shown below.



Product                  List Price          Discount
-------                  ----------          --------

Sonic Systems, Inc.                                                 Nov. 1, 1992


                        Domestic Distributor Price List

               Networking Software                                     Retail    Distributor
01-SSC-1104    PowerBridge/TCP`                                          [*]         [*]
01-SSC-1105    SuperBridge/TCP                                           [*]         [*]
01-SSC-1101    LaserBridge                                               [*]         [*]
01-SSC-1102    PowerBridge                                               [*]         [*]
01-SSC-1103    SuperBridge                                               [*]         [*]
01-SSC-0504    Radar 3.0                                                 [*]         [*]
01-SSU-1106    PowerBridge/TCP Upgrade                                   [*]         [*]
01-SSU-1107    SuperBridge/TCP Upgrade                                   [*]         [*]
01-SSU-1108    Radar 3.0 Upgrade                                         [*]         [*]

               Ethernet Cards with Twisted Pair and Thick (AUI) connectors

01-SSC-0401    Ether TwP for Mac SE                                      [*]         [*]
01-SSC-0402    Ether TwP for Mac SE/30,IIsi                              [*]         [*]
01-SSC-0403    Ether TwP for Mac II Family                               [*]         [*]
01-SSC-0404    Ether TwP for Mac LC (Twisted Pair only)                  [*]         [*]

               Ethernet Cards with Thin Coax and Thick (AUI) connectors

01-SSC-0405    Ether TnT for Mac SE                                      [*]         [*]
01-SSC-0406    Ether TnT for Mac SE/30,IIsi                              [*]         [*]
01-SSC-0407    Ether TnT for Mac II Family                               [*]         [*]
01-SSC-0408    Ether TnT for Mac LC (Thin Coax only)                     [*]         [*]

               Ethernet Cards with Thick, Thin Coax & Twisted Pair connectors

01-SSC-0409    Ether A1 for Mac SE with 64K RAM                          [*]         [*]
01-SSC-0410    Ether A1 for Mac SE/30,IIsi with 64K RAM                  [*]         [*]
01-SSC-0411    Ether A1 for Mac II with 64K RAM                          [*]         [*]
01-SSC-0412    Ether A1 for Mac LC with 64K RAM (Thin                    [*]         [*]
               Coax & Twisted Pair only)                                 [*]         [*]

               Ethernet Cards with Pass Through PDS (Processor Direct Slot)

01-SSC-0901    MagicSlot IIsi (Thin Coax)                                [*]         [*]
01-SSC-0902    MagicSlot IIsi (Twisted Pair)                             [*]         [*]
01-SSC-0903    MagicSlot SE30 (Thin Coax)                                [*]         [*]
01-SSC-0904    MagicSlot SE30 (Twisted Pair)                             [*]         [*]

               The Diskless Mac (TDM)**

01-SSC-0601    TDM for Sonic Systems, Apple, Asante or Farallon
               Ethernet Cards                                            [*]       [*]
01-SSC-0602    TDM purchased with Sonic Systems Ethernet Card            [*]       [*]
01-SSC-0603    TDM for Apple or Asante LC Eethernet Card                 [*]       [*]

               Ethernet Twisted Pair Hub

01-SSC-1001    StarBase T9 Port (8-RJ-45 + 1-BNC)                        [*]       [*]

               Ethernet Accessories

01-SSC-0701    64KB Static RAM Upgrade for Ethernet Cards                [*]       [*]
01-SSC-0702    FPU Upgrade for Mac IIsi & LC                             [*]       [*]

               ISDN

01-SSC-2001    DigiLINK Ethernet to ISDN Bridge                          [*]       [*]

                                   EXHIBIT B
                                   ---------

                    GO WITH INGRAM MICRO MARKETING PROGRAM
                    --------------------------------------

Vendor agrees to participate in the "Go with Ingram Micro" marketing program (hereinafter the "Program") subject to the following terms and conditions:

1. Vendor hereby grants to Ingram, and Ingram is hereby authorized to deduct from each invoice, a Program allowance equal to two percent (2%) of invoice amounts for Product purchased by Ingram. The cooperative advertising allowance granted under Section 8.2 of the Agreement shall be reduced by an amount equal to the Program allowance granted hereunder, it being the understanding of the parties that the Program allowance is to be a part of the cooperative advertising allowance and not an addition thereto. Ingram agrees to reconcile and adjust the Program allowance quarterly to account for any Product returns.

2. The Program allowance will be used by Ingram to fund Product promotions and advertising, to provide general sales incentives throughout its distribution channels, and to administer the Program.

3. The term of the Program shall end on June 30 following the commencement date of this Agreement, and shall be renewed for successive one (1) year terms without further notice, subject to Ingram's right to terminate the Program, or Vendor's right to terminate its participation therein, at the end of a term by giving the other party at least ninety (90) days' written notice prior to the end of the term.

                                   WORKPAGE

Addendum Number 1 to Distribution Agreement Dated November 11, 1992 by and between Ingram Micro Inc. and SONIC SYSTEMS, INC.

The above-referenced agreement is hereby amended as follows:

1.   Following Section 10.1 add the following:

     "10.2 Ingram may return any Product in its inventory to Vendor for credit against outstanding invoices for cash refund if there are no invoices then outstanding, within sixty (60) days following (a) the expiration or earlier termination of this Agreement, or (b) Vendor's notice to Ingram that it is discontinuing production of the Product or any version thereof. Any credit or refund due Ingram for returned Product shall be equal to the purchase price of the Product, less any discounts or credits previously received."

Agreed this 4th day of December, 1992.


Ingram Micro Inc.                            Sonic Systems, Inc.
1600 E. St. Andrew Place                     333 W. El Camino Real #280
Santa Ana, CA 92705                          Sunnyvale, CA 94087



By:  /s/ Sanat K. Dutta                      By: /s/ Sreekanth Ravi
   ------------------------------               -------------------------------
     Sanat K. Dutta                          Name:  Sreekanth Ravi
                                                  -----------------------------
     Senior Vice President,                  Title:  President
                                                   ----------------------------
     Operations